Exhibit 99.2

Corrected Transcript

16-Aug-2022

Wag! Group Co. (PET)

Q2 2022 Earnings Call

Total Pages: 15
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

Wag! Group Co. (PET)	Corrected Transcript
Q2 2022 Earnings Call	16-Aug-2022

CORPORATE PARTICIPANTS

Garrett Smallwood	Alec Davidian
Chief Executive Officer & Chairman, Wag! Group Co.	Chief Financial Officer, Wag! Group Co.

Adam Storm
President & Chief Product Officer, Wag! Group Co.

OTHER PARTICIPANTS

Tom White	Rohit Kulkarni
Analyst, D. A. Davidson & Co.	Analyst, MKM Partners LLC

Jason Stuart Helfstein	Jeremy Scott Hamblin
Analyst, Oppenheimer & Co., Inc.	Analyst, Craig-Hallum Capital Group LLC

MANAGEMENT DISCUSSION SECTION

Operator: Good morning, ladies and gentlemen. Thank you for standing by, and welcome to Wag!'s Second Quarter 2022 Financial Results Conference Call. At this time, all participants are in a listen-only mode. After the speakers' presentation, there will be a question-and-answer session. [Operator Instructions] Please be advised that today's conference may be recorded.

I would now like to hand the conference over to your speaker host, [ph] Dawn Frankfort (00:00:33). Please go ahead.

Unverified Participant

Thank you for joining Wag!'s conference call for our second quarter 2022 financial results. On the call today are Garrett Smallwood, Chief Executive Officer; Adam Storm, President and Chief Product Officer; and Alec Davidian, Chief Financial Officer.

Before we get started, please note that today's comments include forward-looking statements. These forward- looking statements are subject to risks and uncertainties, and involve factors that could cause actual results to differ materially from those expressed or implied by such statements. A discussion of these risks and uncertainties contained in our final prospectus filed with the SEC on July 12, 2022, and our quarterly report on Form 8-K for the three months ended June 30, 2022, which was filed with the SEC on August 15, 2022.

Also, during this call, we may present both GAAP and non-GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures are available in our earnings release which we issued a short time ago. The earnings release is available on the Investor Relations page of our website and is included as an exhibit in the Form 8-K furnished to the SEC. Lastly, you can find our earnings presentation posted on our IR website and with the SEC.

2
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

Wag! Group Co. (PET)	Corrected Transcript
Q2 2022 Earnings Call	16-Aug-2022

And with that, let me turn the call over to Garrett.

Garrett Smallwood

Chief Executive Officer & Chairman, Wag! Group Co.

Thank you, [ph] Dawn (00:02:03), and good morning, everyone. I would like to thank you all for joining our first earnings call as a public company. This is an incredible milestone in Wag!'s journey. We would like to thank our dedicated team for their hard work to make this possible. We're extremely proud of how far we've come since Wag! launched in 2015. We look forward to building on our success in the years ahead.

For those new to our story, we are excited to introduce you to Wag!, where we believe that being busy shouldn't stop you from owning or taking care of your furry family members. We saw the guilt and stress of owning a pet, and as such, our mission is simple. We exist to make pet ownership possible and to bring joy to pets and those who love them.

We're building a strong consumer-branded Premium Pet Care platform that is transforming the pet industry by simplifying caring for the pet you love. The $44 billion pet wellness and service industries are fragmented and largely offline. We're consolidating those industries online and through our mobile app as we rapidly evolve into the number one pet well-being platform.

We recently completed our business combination with our partners at CHW Acquisition Corporation. The transaction gave us funding that we expect to be sufficient to fully fund Wag!'s current business plan over the next two years until it is projected to be cash flow positive, positioning the company to expand its product offerings, achieve its exceptional growth plan and opportunistically acquire select companies.

On today's call, we will be discussing our strong financial results for the second quarter as well as detailing our compelling growth strategy that positions us to deliver strong and sustainable financial performance through 2022 and beyond. Let me now cover a high-level overview of our second quarter performance before turning it over to Adam, President and Chief Product Officer, who will give an update on our strategy and key 2022 initiatives; and then and Alec, Chief Financial Officer, will then discuss our second quarter results in more detail, our capital allocation and our guidance for 2022, which we've raised today.

We are pleased with our performance this quarter with revenue increasing over 256% to $12.8 million compared to $3.6 million in the second quarter of 2021. Net loss improved to $1.1 million from $2.4 million in the second quarter of 2021, ahead of expectations. Adjusted EBITDA improved to a loss of $900,000 from a loss of $2.3 million in the second quarter of 2021, also exceeding expectations. And take rate improved to 58% compared to 36% in the same period last year, driven by increased Wag! Premium penetration and continued diversification of the platform, including significant growth in the Wellness category.

Driving these results, we saw Wag! Premium penetration increased from 34% in Q2 of 2021 to 50% in Q2 this year. Growing the Premium offering is one of our key growth drivers as Pet Parents who subscribe to Wag!

Premium are paying an additional $9.99 per month and use the Wag! services seven to eight times monthly. During the quarter, we also saw Platform Participants grow to 387,000, an increase from 19% from the first quarter of 2022.

We continue to see the business accelerating coming out of COVID as our Pet Parents return-to-normal demonstrated by Wags! LTV:CAC, which increased to 8:1. We intend to pursue significant awareness growth for our platform and plan to meet new Pet Parents via strategic partnerships and performance marketing initiatives.

3
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

Wag! Group Co. (PET)	Corrected Transcript
Q2 2022 Earnings Call	16-Aug-2022

Recently, we announced our promotion with Tractor Supply, America's largest rural retailer, and Petsense to provide a range of pet service options to their customers. This partnership follows our announcement with Kimpton Hotels & Restaurants to provide access to on-property and at-home pet services for guests staying in any of their properties in the US. These promotions are examples of the innovative ways Wag! works with leading national brands to help make pet ownership easier for Pet Parents.

Before turning the call over to Adam to discuss our growth initiatives, I'd like to provide a background on what differentiates Wag! in the pet Wellness category. Wag! is not just an app for finding a dog walker. We are a mobile-first, subscription-based pet platform, consolidating the fastest secular growth areas within the industry.

Through our vertically integrated technology platform, we offer access to dog walking, pet sitting, consultations with licensed pet experts, training services, subscription and insurance comparison options and much, much more across more than 5,300 cities in all 50 states. We're a trusted on-demand digital marketplace and our goal is to be the leading platform for Premium Pet Care, leveraging our strong consumer brand and proven business model to drive long-term growth.

It is important to note that the single most important element to the success of our business is trust. As 75% of Wag! Pet Parents are not home our services are being delivered is imperative to build a trusting relationship with each and every Pet Parent. In order to provide best-in-class experiences, we require each of the more than 400,000 pet caregivers on the Wag! platform to undergo background checks, screening, knowledge check, and we provide property damage insurance and 24/7 customer support.

The deep-rooted trust we have created in our business model with the high-frequency utilization as the average Wag! Pet Parent uses Wag! four to five times a month. We believe pet caregivers have an innate love for pets and are building their business with Wag! because they love taking care of every animal from people's dogs and cats to their pigs and ferrets.

These factors combined allow us to build a compelling and trusted consumer brand with a high level of engagement, effectively creating a dynamic platform to leverage our initiatives as we rapidly expand our business to new product lines. There're over 12 million reviews on our platform with an average rating of 4.9 out of 5 stars, a testament to the strong foundation we have built and the high bar we have set in terms of experiential quality.

Wag!'s high-quality standard is demonstrated in our Q2 organic user acquisition rate of 70%, showing that great experiences drive word of mouth. The same is true on the supply side of business where pet caregivers pay on average $29.95 to join the platform. We've created a sizeable and dependable community of caregivers, which results in a negative supply-side gap. Simply put, we actually make money with the onboarding of the supply.

To sum it all up, Wag! is the clear leader of on-demand services and Wellness platforms as we participate in the broader, convenience economy. As a mobile-first company, we are not taking share from the existing dog walking or sitting or boarding market. We are democratizing access to all pet care.

And with that, go ahead, Adam.

Adam Storm

President & Chief Product Officer, Wag! Group Co.

Thanks, Garrett. To frame our discussion today, we'll focus on the five top-level elements of our strategy to create sustainable shareholder value while consolidating the pet industry online. One, accelerate growth in existing markets; two, expand Premium subscription offerings; three, platform expansion; four, opportunistic M&A; and five, operating scale.

4
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

Wag! Group Co. (PET)	Corrected Transcript
Q2 2022 Earnings Call	16-Aug-2022

First, accelerate growth in existing markets. As Garrett mentioned, we see significant opportunity to accelerate our growth in existing markets as people resume to more normal activities out of the pandemic and utilize our expanded offerings. We've seen a slow and steady return-to-office, which is the primary Wag! use case with 44% of people back in office per Kastle data. We expect this return-to-office trend to continue through the end of the year and into 2023. This return-to-work tailwind, paired with our hyper-local network effect of Pet Parents and caregivers, allows us to rapidly grow within existing markets and capture additional share of wallet through a best- in-class experience.

Second, expand Premium subscription offerings. Our Wag! Premium subscription penetration increased from 34% in Q2 of 2021 to 50% in Q2 of this year, demonstrating our ability to successfully upsell Pet Parents to a sticky recurring revenue stream. As a reminder, Wag! Premium subscribers receive a 10% discount on all services, VIP customer support, and unlimited 24/7 expert pet advice, which drives customer satisfaction and retention.

We're focused on maintaining Wag! Premium subscription in the coming quarters, as well as launching new product lines to drive long-term engagement and retention. To that effect, we're also in the middle of testing the Wag! Premium Benefit Center, which gives Pet Parents exclusive best-in-class discounts and curated recommendations for dog food, treats and more.

Our third growth driver is platform expansion. We continue to diversify the products and services within the platform, including Wellness, which is by default a high margin product line, as well as instant pay, which enables pet caregivers to cash out their earnings, same day for a small fee. These high margin products and services will continue to provide upward pressure to take rate. We'll continue to focus our engineering and technology teams on innovative new offerings that resonate with our community and deliver long-term margin expansion and revenue growth.

Fourth, we intend to grow our business through opportunistic M&A. We're excited to announce that we have recently entered an agreement to acquire Furmacy, Inc., allowing us to expand our reach in the pet Wellness category, led by Co-Founder and CEO, Dr. Georgia Jeremiah, Furmacy's mission is to deliver pet health directly to your front door. Furmacy does this by empowering veterinary clinics with easy-to-use pharmacy software, giving them the ability to prescribe pet medication instantly and have it delivered to Pet Parents [ph] store (00:12:06) the same day, usually in less than a few hours from a local warehouse. We expect this acquisition to close in Q3 of this year pending regulatory approval and customary closing conditions.

The fifth element of our strategy is operating scale. We have a proven and scalable online platform that connects parents with the highest quality pet caregivers. Our attractive unit economics and fixed cost operating leverage underpin our long-term EBITDA target of 30%. This is demonstrated by our net loss percentage improving from 68.2% in Q2 of last year to 8.5% in Q2 of this year, a period in which we grew revenues 256%. The competitive moats we've built over the past few years in infrastructure, brand strength, and data capabilities leave us attractively positioned for accelerated growth as we become the number one platform for pet well-being.

With that, let me turn the call over to Alec.

Alec Davidian

Chief Financial Officer, Wag! Group Co.

5
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

Wag! Group Co. (PET)	Corrected Transcript
Q2 2022 Earnings Call	16-Aug-2022

Thanks, Adam, and thank you, everyone, for joining us on our first earnings call as a public company. As Garrett mentioned, we just completed our business combination with CHW Acquisition Corp. and we are extremely excited about the future of the company. I'll start with a review of our second quarter results and then I'll move on to our upward revised full-year 2022 outlook before turning it back to Garrett.

For the second quarter, we achieved record revenue of $12.8 million, ahead of our expectations and generated year-on-year growth of 256% compared to $3.6 million in Q2 2021. This meaningful growth in revenue was primarily attributable to the consistent return-to-normal in a post-pandemic world alongside the growth in Wellness and Wag! Premium.

The platform recognized $22 million gross bookings during the quarter compared to $9.8 million during Q2 last year, resulting in a platform take rate of 58%, up from 36% from the same period last year. The improvement in take rate was primarily driven by growth in Wag! Premium penetration and continued diversification of the platform, including significant expansion in the Wellness category, as Garrett mentioned earlier.

Turning to expenses during the second quarter, cost of revenue, excluding depreciation and amortization, while

$1.2 million up from $0.7 million a year ago, driven primarily by an increase in new Pet Caregiver applicant volume and payment processing costs from a higher transaction volume.

Platform operations and support expenses remain stable year-over-year at $2.8 million compared to $2.7 million a year ago. This is the result of operational efficiency, offsetting new talent joining the team.

Sales and marketing expenses were $7.3 million compared to $1.2 million a year ago. The increase was primarily attributed to a $4.5 million rise in advertising expenses as we invest in brand awareness, as well as a $1.5 million increase in personnel-related compensation and agency costs for our marketing team, consultants and advertising agency partners.

G&A expenses were $2.4 million compared to $1.3 million a year ago, or $1.9 million a year ago, adjusting out a

$0.5 million one-time [ph] release (00:15:43) termination credit. The increase is primarily driven by an increase in personnel-related costs for our corporate functions and professional services costs as we geared up our public readiness and governance activities. Second quarter net loss improved to $1.1 million as compared to $2.4 million in the same period last year.

In addition to the GAAP measures I've discussed, adjusted EBITDA is an important profitability measure that we use internally to manage the business. For our second quarter of 2022, adjusted EBITDA improved to a loss of

$900,000 or 6.9% adjusted EBITDA loss margin, from a loss of $2.3 million or 64.7% adjusted EBITDA loss margin a year ago. Adjusted EBITDA improvement as a direct result of operational efficiencies as recognized in operations and support expenses, accelerating revenue and continued marketing efficiency.

Now, briefly touching on our balance sheet for the second quarter of 2022. Our Q2 balance sheet remained strong in the context of our operating burn with over $9.4 million in cash, cash equivalents and investments.

Now, turning to our 2022 financial guidance. The June quarter generated robust growth and industry demand trends remained strong. As a result, we are raising the prior guidance we provided in our Q1 earnings release. Our revised guidance assumes a continued trend in return-to-office, as measured by the Kastle back-to-work barometer, in addition to a normalized travel season; and finally, continued acceleration of Wellness and stickiness in Wag! Premium as a result of marketing efficiency, alongside our ability to continue to innovate in product and services.

6
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

Wag! Group Co. (PET)	Corrected Transcript
Q2 2022 Earnings Call	16-Aug-2022

Taking into account the macro environment, we are assuming a modest impact to existing consumer demand as a result of inflationary concerns specific to considered purchases and services, as well as a modest impact to caregiver engagement as a function of gas prices.

For the full-year 2022, we now expect total revenues in the range of $47.5 million to $49 million, an increase of 136% to 144% year-over-year and a 15% improvement versus our prior forecast at the midpoint of the range; adjusted EBITDA loss in the range of $8 to $10 million, a 42% improvement versus our prior forecast at the midpoint of the range.

In summary, we are very pleased with the strong operating performance in the quarter, and remain energized about our business for the balance of the year and beyond.

With that, let me turn it back to Garrett.

Garrett Smallwood

Chief Executive Officer & Chairman, Wag! Group Co.

Thanks, Alec. Before we take your questions, let me summarize. We believe we have a tremendous opportunity to continue the momentum in our business and are extremely proud of what we have accomplished in our first quarter as a public company with a one-stop shop for Premium Pet Care and our simplifying access the pet services industry through our vertically integrated technology platform. We believe we are just getting started in the industry. There's no signs of slowing down. We remain laser-focused on expansion, delivering attractive margins, a path to profitability, and providing an unparalleled user experience.

QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] And our first question coming from the line of Tom White from D.A. Davidson. Your line is open.

Tom White	Q
Analyst, D. A. Davidson & Co.

Great. Good morning, everyone. Thanks for taking my questions. [ph] Really some (00:19:52) momentum here as it relates to revenues. Just curious, Garrett, given the results in the quarter and kind of the third quarter results to- date, can you maybe just give a little bit more color about how you're expecting third quarter to play out in terms of revenues and maybe just talk through a little bit the puts and takes that get you to the new revenue range for the year?

And then just, secondly, on kind of you touched on factoring in a little bit of headwind potentially from kind of macro pressure and inflation. Just curious, like the extent to which you're actually seeing that, and particularly maybe for some of the more Premium-priced products in the marketplace, maybe just talk a little bit about whether you're seeing any impact on your kind of core Pet Parent demographic spending-wise? Thanks.

Garrett Smallwood	A
Chief Executive Officer & Chairman, Wag! Group Co.

7
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

Wag! Group Co. (PET)	Corrected Transcript
Q2 2022 Earnings Call	16-Aug-2022

Thanks, Tom. Good to see you and good to – or I guess good to hear from you. Okay. Two questions here. First on how we're thinking about the rest of the year. So historically, I would say our business had some level of seasonality just as a function of holidays and holiday demand. It's unclear to us kind of how consumer demand will spread this year and that's a function of two things. One is going to be does travel kind of mean revert faster than anticipated as a function of the macro. That's kind of our first big question.

And the second is how quickly do people return to what I'm going to call normal or what we're going to call normal. And return is going to be return-to-office, return-to-movies, return-to-dinner, return-to-normal day-to-day life, kind of post-summer as kids return to school. I think [ph] is it (00:21:36) a year that's very different than the years prior as I'm sure you can imagine. And so, for that reason, we're still thinking through and managing how Q3 and Q4 will spread and how that will be different than the years prior in kind of a normal environment. So – and then we'll have more to come very soon.

So, your second question around how consumer behavior might be changing in this kind of macro environment, so first things first. I think we saw a couple interesting trends in Q2. One is we saw an abundance of people looking to become and build a business as a Pet Caregiver on the Wag! platform. It was very surprising level of demand, a very surprising amount of virality, interest and engagement across social and [ph] directly (00:22:21) in the app. So that was number one. And then we just – it's kind of we're very surprised by the level of engagement from caregivers. And obviously, we don't know why. Maybe it's people looking for side income, side cash, whatever else there might be, but it was incredible.

Two is we certainly are seeing a slight trend in consumers being more sensitive when they are traveling. So, let me expand on that. Normally, in a travel period, consumers opt for our overnight services that are offered on the platform. Those would be things like sitting and boarding. We're seeing a slight change in the way consumers use sitting and boarding and many are now opting [ph] to (00:22:59) what we call multi-day services.

So instead of, for example, booking one boarding for three days, you might book a three to five drop-ins and walks every day for three days. And that might be a function of price, that might be a function of time with pet, that might be a function of you have [ph] other (00:23:15) people helping you out. We are still looking into why that trend is changing, but I can just generally say that people are more sensitive to these higher purchase tickets.

We have not seen a step-down in consumer demand, meaning we haven't seen people move from 60-minute dog walks to 30-minute dog walks, but we're just generally anticipating some level of change as a function of the macro, most likely, probably more correlated to the way they travel or the way they do these kind of weekend episodic services.

And happy explain anything else, Tom.

Tom White	Q
Analyst, D. A. Davidson & Co.

Yeah. That's great. That's very helpful and makes sense. I guess maybe just one follow-up, if I could. On the Furmacy deal, could you maybe just tell us a little bit more about the business and how it fits into kind of your broader ambitions around RX? And just curious, how many markets are [ph] there (00:24:12) in today? How quickly can this get kind of rolled out more broadly?

Garrett Smallwood	A
Chief Executive Officer & Chairman, Wag! Group Co.

8
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

Wag! Group Co. (PET)	Corrected Transcript
Q2 2022 Earnings Call	16-Aug-2022

Yeah. So, again, thanks Tom for the time. Look, taking a step back, I think hopefully people understand management decently well at this point. But we like to move fast. We like to build amazing products and services that delight millions of people. We're really excited about the opportunity to partner with furmacy.com, which is expected to close this quarter, assuming regulatory and all the other needed approvals.

We'll have more to share in that business soon. I don't want to get ahead of our skis, but I can just generally say, we're very excited about the opportunity to partner with vet clinics. We think there's a massive opportunity to continue to simplify the life of veterinary clinics, technicians, assistants who operate every day in busy, fast-paced environments and with [indiscernible] (00:24:58) vet recently, but it is a – there's just an intense demand and the supply needs help. That's number one.

And number two is we're excited to partner with Pet Parents in simplifying how they get access to these RX compound and other over-the-counter and prescribed meds. So more to come on how we think about that business expanding and growing. I could say, they're in a really great position. We think they're going to be a really successful business, and we can't wait to have them under the Wag! umbrella.

Tom White	Q
Analyst, D. A. Davidson & Co.

Great. Thanks.

Operator: Thank you. And our next question coming from the line of Jason Helfstein with Oppenheimer. Your line is open.

Jason Stuart Helfstein	Q
Analyst, Oppenheimer & Co., Inc.

[ph] Thanks (00:25:37). So, congrats on the milestone. A few questions. So, just talk about how mix impacts the take rate. Was it all shift to Premium or do we have to think about other factors? And then kind of digging into take rate, 58% does seem high for kind of a walking and sitting business, but maybe talk about how you plan to reinvest this into more services such as Furmacy?

And then I guess then just a follow-up on marketing, [ph] 8:1 CAC (00:26:05) also suggests you should be leaning more into marketing because that's a superefficient ratio. Maybe just talk about the constraints to marketing, specifically capital and then if there's any other kind of supply constraints to growing such as walkers. So, just any color. Thank you.

Garrett Smallwood	A
Chief Executive Officer & Chairman, Wag! Group Co.

Yeah. Hey, Jason. Appreciate the time. So taking a step back as a reminder, we have our services line of the business, which is things like dog walking, sitting, boarding, training, et cetera, and then we have a Wellness line of the business, which is by default higher margin. These services take rate has been a steady 40% on services completed to the platform since the business started in 2015. We've instead managed what we call the [ph] contra, (00:26:47) the discounts on the services take rate and then now it's kind of at a max threshold we think of where it's going to be long-term.

Where you're really seeing upward pressure on take rate is not necessarily on the earnings from the caregivers, meaning we're not taking more dollars from their pockets. What you're seeing us do is find more high margin products and services that we could introduce into the ecosystem of Wag! and capitalize on in a more efficient way.

9
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

Wag! Group Co. (PET)	Corrected Transcript
Q2 2022 Earnings Call	16-Aug-2022

So for example, we operate one of the largest pet insurance marketplaces in the US. We help people find pet insurance and we partner with the best pet insurance companies to do that. We offer 24/7 expert pet advice. We offer Wag! Premium subscription, which we noted was 50% of active Pet Parents in the quarter, and obviously applied upward pressure as well because of that [ph] prescription fee revenue (00:27:33).

So, I think what are you going to see, Jason, is us continuing to diversify to other high margin products and services, which when you blend in to growth bookings applies additional upward pressure to take rate.

I'll add one more thing, which you'll see in our release is Instant Pay. We released Instant Pay, which enables caregivers to get their dollars earned immediately so instead of having to wait every week for the dollars you earn to be deposited into your bank account, you can cash out same day for a small fee. And again, that small fee is a transaction fee that Wag! capitalizes on and again applies upward pressure to take rate. [ph] J (00:28:03), there's a bunch of other questions. I think the second one was LTV:CAC. [ph] Am I also right? (00:28:06)

So, I think we're being really mindful about the dollars we're deploying. And frankly put, I think we just saw really clear tailwinds in Q2. And I think we're very bullish on those tailwinds. I think to be really honest, I mentioned the caregiver part that some of that was surprising to us, just the virality. And we're now really spending time managing the marketplace response, meaning supply and demand on a market level basis.

I think you continue to see us get very aggressive in brand and marketing in the go-forward quarters. Don't view 8:1 as a long-term kind of consensus target for us. View 8:1 as the wow, we need to spend more and we're going to, but with the mindset of we're going to continue to monitor EBITDA. And I think you saw our adjusted EBITDA was $900,000 loss in Q2, which was significantly ahead of our own expectations. So, obviously, be mindful of both levers.

And Jason, remind me of the third question, please. Was it kind of how we think about the services?

[indiscernible] (00:29:06)

Jason Stuart Helfstein	Q
Analyst, Oppenheimer & Co., Inc.

Yeah. I mean, I think you – I guess, you covered it unless you wanted to talk about kind of roadmap, services roadmap a bit more because to that point, the – you can clearly draft off those Premium members to launch more services.

Garrett Smallwood	A
Chief Executive Officer & Chairman, Wag! Group Co.

Yeah. I mean, I think you said it best, Jason. We're very bullish on the ability to continue to keep Pet Parents engage with Premium and then upsell them the other products and services. I think that's truly what differentiates Wag! as a Premium Pet platform. I don't want to give too much away on how we think about the future. I can just generally say, any high growth secular opportunity that exists in pets that we think has room for significant margin or our ability to take margin from our competitors, we will invest in and I think there's really no signs of us slowing down on that.

10
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

Wag! Group Co. (PET)	Corrected Transcript
Q2 2022 Earnings Call	16-Aug-2022

Jason Stuart Helfstein	Q
Analyst, Oppenheimer & Co., Inc.

Thank you.

Operator: Thank you. And our next question coming from the line of Rohit Kulkarni from MKM Partners. Your line is open.

Rohit Kulkarni	Q
Analyst, MKM Partners LLC

Hey. Thank you. Hey. Congrats, guys, on the [ph] SPAC (00:30:12) IPO and really solid results. I've got a few questions, so I'll just go one at a time. On big picture, Garrett, I guess you kind of mentioned that you just don't view yourself as a dog walking-only company. Maybe talk about where are you with kind of diversifying your revenue base from where you're exclusively only dog walking versus non-dog walking revenues coming through the door? Where are you today and where do you see that evolve over the next, call it, 12 to 24 months?

And another kind of big picture for Adam is I love the five strategic elements that you walked us through. Zoning into just existing markets, maybe give us some color around where do you see kind of your penetration from existing markets. Maybe give anecdotal kind of data points around the range of penetration that gives you more confidence that if you just keep doing more of the same in existing markets, there is a pretty long runway of growth. And then I have a couple for Alec. But again, congrats, guys.

Garrett Smallwood	A
Chief Executive Officer & Chairman, Wag! Group Co.

So I'll start, Adam, and then I'll pass it to you, if that works. So, Rohit, good to see you – good to hear from you and appreciate the time. I generally think that we're really well-positioned [ph] generally (00:31:41) speaking here for whatever is going to happen in the macro, meaning if tons of people go back to work, to office faster than we anticipated, you're obviously going to see that in the daytime services business. You're going to see that with walking and drop-ins and training as people get their pet [ph] what – (00:31:56) better behaved. If travel doesn't slow, which again is not what we're anticipating, but if for some reason it doesn't slow, nighttime services, overnights will continue to grow nicely.

If generally people continue to adopt pets and take care of their pets like members of the family, what they seem to be doing, there seems to be a general trend of we call them furry family members, we think the insurance, vet, all these other opportunities are going to continue to grow. So, I would say that long-term, no – none of our businesses should be the majority in terms of these services business. Walking should be an interesting kind of double-digit percent of our business, low-double digit. I think sitting and boarding, same kind of thing, that overnight. We really look at the diversification of services as comfort around what's going to happen with the macro. And with that, Adam, why don't I pass it to you to talk about existing market penetration and where we think we're going to be?

Adam Storm	A
President & Chief Product Officer, Wag! Group Co.

Sure. So, thanks for the question. The first place I would want to go with this is just the fact that there's close to 100 million pets in the US, and this is not a business that only exists in Tier 1 markets. We have a pretty healthy distribution of our revenues across all of our service lines, across all city sizes, so Tier 1, Tier 2, Tier 3, Tier 4

11
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

Wag! Group Co. (PET)	Corrected Transcript
Q2 2022 Earnings Call	16-Aug-2022

markets, basically anywhere where there's a pet and the Premium Pet Parent who – that, that dog spends time in a sweater on the couch where we're doing business.

So, the question effectively is to what degree is there differences between cities in this return-to-normal, return-to- travel environment that Garrett alluded to. So there is some difference what – you might call it like red versus blue states in terms of where are these different cities on their path as back to normal. But we have a pretty established brand and established foothold in all of these different geo types. So it really is just how the macro unfolds to Garrett's point.

Rohit Kulkarni	Q
Analyst, MKM Partners LLC

Okay. Thanks, guys. And a couple for Alec. Maybe talk about second-half expense outlook that you can control, particularly sales and marketing. Any step up in kind of the dollar amounts that you are planning to spend on advertising? How are you thinking about that? At least from the second-half guidance, it does feel that the margins are going to be significantly lower in Q3, Q4, perhaps that's voluntary in terms of how you're planning to spend on advertising in Q3 and Q4.

Alec Davidian	A
Chief Financial Officer, Wag! Group Co.

Yeah, of course. So looking to the second quarter, as Garrett mentioned, we're definitely going to lean into sitting and – sales, marketing as long as it's efficient and targeting down to 3:1 CAC:LTV. So if the opportunities that we will spend but as we mentioned previously, we're very mindful of the dollars that we spend and spending it in a very responsible manner.

Rohit Kulkarni	Q
Analyst, MKM Partners LLC

Okay. And I guess in the longer-term to the extent you can provide color kind of 30% EBITDA margins, over what period or what scale do you feel comfortable reaching that goal? Is there – are there a specific – is there a specific kind of point in time in the model where you feel that there're going to be significant network effects that lead to the operating scale to start accelerating that leverage in the model? Just would love to see how you're thinking through the longer-term kind of margin profile, timescale, scope, over which you can get there.

Alec Davidian	A
Chief Financial Officer, Wag! Group Co.

Yeah. We're in early innings right now and there's an amazing opportunity in front of us. To your question, I think three to five years 30% EBITDA margin seems reasonable. But again, it depends on the macro post-pandemic world, introducing new products that will adapt that timescale and how soon we get there.

Rohit Kulkarni	Q
Analyst, MKM Partners LLC

Okay. Thanks. Thanks. Got it. Thanks, Adam. Thanks, Alec.

Operator: [Operator Instructions] And our next question coming from the line of Jeremy Hamblin from Craig- Hallum. Your line is open.

12
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

Wag! Group Co. (PET)	Corrected Transcript
Q2 2022 Earnings Call	16-Aug-2022

Jeremy Scott Hamblin	Q
Analyst, Craig-Hallum Capital Group LLC

Thanks for taking the questions. Congrats on the milestone here. So, I wanted to understand your view of kind of the return-to-work scenario and whether or not are you looking for more of your kind of Premium households to be back on a full-time basis, five days a week in the office? Or is it more advantageous in some ways that maybe a hybrid model where people are in the office two to three or four days a week from a kind of a longer-term stability of the model? That's part one.

And then wanted to piggyback here. As we think about longer-term, it's a terrific goal 30% margin three to five years. But on a near-term basis, I wanted to understand as the business models evolve to your cash burn, I think that you were looking for a break even in the $5 million to $6 million of revs per month. Wanted to understand where you are with that today. And then kind of the last item is in terms of the supply of pet caregivers, right, you've built a really nice platform here, basically about 400,000. How is that pipeline, how are you looking to grow that here over the next year or so?

Garrett Smallwood	A
Chief Executive Officer & Chairman, Wag! Group Co.

Great question, Jeremy, and thank you for the time. So I'll go in order of questions asked hopefully. So hybrid work, look, I think personally and as a management team, we're not anticipating the world [ph] , Jeremy, revert to 100% (00:38:29) back-to-office probably ever. I think long-term if we can get to 70-ish percent back a few days a week, that would be great. I think that's a pretty, probably aspirational normal state in the next 18 to 24 months. And as a reminder, look, the average Wag! Pet Parent is using Wag! once a week, I'm assuming they're [ph] not (00:38:50) on Premium.

And so, if you're in the office a couple of days a week, that's all we need. We need you here in a couple of days a week. And leaving your pet home alone I think in a hybrid environment is actually even more stressful because your pet isn't aware you're gone, isn't used to you being gone. So probably use cases more relevant. So really, it's just more like going back a few days a week and that's going to be the catalyst for the Wag! services business and probably the largest tailwind we'll see that's organic.

In terms of revenue and how we think about break even, I mean I certainly think the guidance we provided before is [ph] not off (00:39:22), and kind of that revenue range being break even. What this is really going to come down to is our willingness to grow the business by reinvesting that capital. We think Q2 is a pretty good indicator of how efficient we can be with capital. Think about it [ph] we had $12.8 million (00:39:36), and we burned [ph] anything adjusted (00:39:39) to come down to. It's our willingness to grow the business by reinvesting that capital.

We think Q2 is a pretty good indicator of how efficient we can be with capital. Think about it [ph] we had $12.8 million (00:39:50) and we burned [ph] anything (00:39:52) adjusted EBITDA was $900,000. I think we take that all day. We think there's really great growth to be had 256% year-over-year at [indiscernible] (00:40:01) adjusted EBITDA. So as long as that tradeoff is there, we'll take that, meaning burn. But certainly not to say that we can't show profit earlier if we so wanted. I just think that's going to be really a question of a tradeoff, but I don't know if we want to take that tradeoff today, knowing where we are in this cycle of return-to-normal and where we are in the cycle of Pet Parents kind of rediscovering and covering their pets' needs.

And then, finally, Adam, feel free to jump in here. When we think about pet caregivers, we've been extremely fortunate to have such engagements and satisfaction from the caregiver base that participates in the Wag! platform today. You can Google it yourself. There's just an unbelievable amount of people who want to participate in this gig and really enjoy it and have a great time. I think our job going forward is going to be finding new ways for the caregivers to participate in the lives of pets, meaning more product and service innovation.

13
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

Wag! Group Co. (PET)	Corrected Transcript
Q2 2022 Earnings Call	16-Aug-2022

And two is going to be keeping them very busy. I think the number one request we get from new caregivers who participate in the platform is how do I get more gigs? I want to take care of more my neighbor's pets. And so finding more innovative ways to meet new Pet Parents, take care of pets, just probably top of our list. So, really, we're spending a lot of time on keeping them busier and introducing [ph] to the newer pets (00:41:16).

Adam, anything you'd add?

Adam Storm	A
President & Chief Product Officer, Wag! Group Co.

No, as I thought that was great. I think that's exactly it.

Jeremy Scott Hamblin	Q
Analyst, Craig-Hallum Capital Group LLC

Great. And then just as another follow-up here. Your Premium subscription penetration, that seems like pretty extraordinary growth in a relatively short period of time. I wanted to get a sense for whether or not that's building or accelerating on a kind of cadence basis. In other words, were you seeing more momentum in kind of the May- June timeframe as opposed to earlier this year with that adoption to Premium subscription?

And then the second part of that is, how you're thinking about the pricing on that? Obviously, it may be too soon to make any change, but wanted to get a sense for whether or not you're evaluating pricing to either move up or down to drive even faster penetration.

Garrett Smallwood	A
Chief Executive Officer & Chairman, Wag! Group Co.

Yeah. Adam, why don't you take this one?

Adam Storm	A
President & Chief Product Officer, Wag! Group Co.

Sure. So, the first question, just about the increased penetration year-over-year to 50% of active customers in Q2, the way to really read through that is as customers emerge from the pandemic and their kind of use case and habits, daily routine becomes more predictable, it's easier to subscribe to Wag! Premium and say, yes, I want to hold this in to how I take care of my pet on a daily basis. So, that's going to be the main increased penetration driver.

Your second question was about pricing. So our philosophy here is really kind of akin to Amazon Prime where it's not – we're not necessarily trying to primarily monetize the customer through the cost of the subscription. In fact, we like to – we'd like the subscription to feel like an absolute no-brainer at the price. It's really about [ph] holding (00:43:28) you into our ecosystem, and that really plays to what is our larger aspirations. It's to build a platform where we have a dozen really, really amazing services for the Premium Pet Parent and they're all tied together by the Premium subscription. So when you have – when any of those needs [ph] case (00:43:47) arise, you wouldn't try to go to another brand. You do it within our ecosystem because of all the benefits it drives to you.

The final question was kind of around penetration over time and how we're thinking about growing [ph] right (00:44:02) Wag! Premium generally. So, it's really about just improving the subscription, making it kind of more

14
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

Wag! Group Co. (PET)	Corrected Transcript
Q2 2022 Earnings Call	16-Aug-2022

native to all of the products and services, and having just really, really great marketing and product tie-ins. At 50% penetration, that was the target we set for ourselves when we launched the Premium subscription in the first place. We think that there is opportunity for continued upside there, but the 50% Premium penetration level is we're pretty happy about it in terms of the percentage. We will, of course, be trying to grow the absolute count of subscribers kind of through the different strategies I just mentioned.

Jeremy Scott Hamblin	Q
Analyst, Craig-Hallum Capital Group LLC

Got it. All right. Thanks, guys. Best wishes.

Adam Storm	A
President & Chief Product Officer, Wag! Group Co.

Thanks.

Operator: Now, I'm showing no further questions at this time. Ladies and gentlemen, that does end our conference for today. Thank you for your participation. You may now disconnect.

Disclaimer

The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error-free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be illegal. Any information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein.

THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStreet, LLC AND ITS LICENSORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON-INFRINGEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS ASSOCIATES, LICENSORS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR RE VENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MALFUNCTION, USE, DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS AD VISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN OR ANY OTHER SUBJECT MATTER HEREOF.

The contents and appearance of this report are Copyrighted FactSet CallStreet, LLC 2022 CallStreet and FactSet CallStreet, LLC are trademarks and service marks of FactSet CallStreet, LLC. All other trademarks mentioned are trademarks of their respective companies. All rights reserved.

15
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC